UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2017

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 10, 2017, Parsley Energy, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative (the “Representative”) of the several underwriters named therein (the “Underwriters”), in connection with an underwritten public offering (the “Equity Offering”) of 22,000,000 shares of Class A common stock. On January 11, 2017, the Underwriters exercised in full their option to purchase up to 3,300,000 additional shares, bringing the total offering to 25,300,000 shares of Class A common stock (the “Shares”). The Company expects the net proceeds from the Equity Offering to be approximately $863.0 million, after deducting estimated fees and expenses. The Company intends to use a portion of the net proceeds from the Equity Offering to fund the aggregate purchase price for certain acquisitions of oil and gas interests in the Midland and Southern Delaware Basins, and the remaining net proceeds will be used to fund a portion of the Company’s capital program and for general corporate purposes, including potential future acquisitions.

The issuance and sale of the Shares has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-204766), filed with and deemed automatically effective by the Securities and Exchange Commission on June 5, 2015. The Equity Offering is expected to close on January 17, 2017, subject to customary closing conditions. A legal opinion relating to the validity of the Shares is filed herewith as Exhibit 5.1.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Company has agreed with the Underwriters not to offer or sell any shares of its Class A common stock (or securities convertible into or exchangeable for Class A common stock), subject to limited exceptions, for a period of 30 days after the date of the Underwriting Agreement without the prior written consent of the Representative.

The Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Company’s securities and/or instruments.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 10, 2017, the Company issued a news release announcing the pricing of an underwritten public offering of 22,000,000 shares of its Class A common stock. The Company granted the Underwriters a 30-day option to purchase up to an additional 3,300,000 shares of Class A common stock, which was exercised in full on January 11, 2017. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibits) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 10, 2017, by and between Parsley Energy, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Shares.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	News Release, dated January 10, 2017, titled “Parsley Energy Prices Upsized Offering of Class A Common Stock.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 12, 2017

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Executive Vice President—General Counsel

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 10, 2017, by and between Parsley Energy, Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Shares.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

99.1	News Release, dated January 10, 2017, titled “Parsley Energy Prices Upsized Offering of Class A Common Stock.”

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